United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

Western Acquisition Ventures Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 Broadway, 12th Floor New York, New York 10004
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (310) 740-0710

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	WAVSU	The Nasdaq Stock Market LLC

Shares of common stock, par value $0.0001 per share, included as part of the Units	WAVS	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one share of common stock for $11.50 per share, included as part of the Units	WAVSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed on a Current Report on Form 8-K, Western Acquisition Ventures Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 11,500,000 units (the “Units”) on January 14, 2022. Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $115,000,000.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 376,000 Units (the “Private Placement Units”). The Private Placement Units were sold to Western Acquisition Ventures Sponsor LLC, a Delaware limited liability company (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $3,760,000.

In connection with the IPO, A.G.P./Alliance Global Partners (the “Underwriter”) exercised its over-allotment option in full and, as a result, our Sponsor will not be forfeiting any of its shares of the Company’s Common Stock, par value $0.0001 (the “Founder Shares”), and will continue holding 2,125,000 Founder Shares.

A total of $116,150,000, comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Placement Units, was placed in a U.S.-based trust account (the “Trust Account”) maintained by American Stock Transfer & Trust Company, LLC acting as trustee.

As of January 14, 2022, the balance of the Trust Account was $116,150,000. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay (i) its taxes and (ii) up to $100,000 of dissolution expenses, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (i) the completion of an initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described in the Registration Statement on Form S-1 (File No. 333-260384), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 20, 2021; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 12 months from the closing of the IPO (which is extendable at the Sponsor’s option to up to 18 months as described in the Registration Statement), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of the Company’s public shares if the Company has not completed an initial business combination within 12 months from the closing of the IPO (which is extendable at our Sponsor’s option to up to 18 months as described in the Registration Statement), subject to applicable law.

An audited balance sheet of the Company as of January 14, 2022, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet as of January 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Acquisition Ventures Corp.

	By:	/s/ Stephen Christoffersen
		Name:	Stephen Christoffersen
		Title:	Chief Executive Officer

Dated: January 21, 2022